UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2024 (March 29, 2024)

DH Enchantment, Inc.

.(Exact name of registrant as specified in its charter)

Nevada	000-56322	20-1415044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 13/F, Gee Luen Factory Building 5. 316-318 Kwun Tong Road Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code + 852 2621 3288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2024, the Issuer entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with OLS Asia Corporation, a British Virgin Island corporation (“Buyippee”), and certain Investors pursuant to which the Issuer agreed to issue Twenty Billion (20,000,000,000) shares of its common stock, par value $0.001, (the “ENMI Shares”) to acquire One Thousand (1,000) shares of the OLS Asia Corporation, a British Virgin Island corporation (“OLS”) (representing all of the total issued and outstanding shares of OLS’s Common Stock) held by such Investors. OLS is engaged in the logistics business.

The Issuer also agreed to use commercially reasonable efforts to effectuate a 1 for 1000 reverse stock split of its common stock on or prior to closing. Unless waived by the parties, the closing of the transactions contemplated in the Share Exchange Agreement is subject to certain normal and customary conditions. The parties are entitled to terminate this agreement in accordance with the terms of the Share Exchange Agreement including in the event of an uncured breach and if the closing of the share exchange has not occurred on or before July 31, 2024.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement dated March 29, 2024, by and among DH Enchantment, Inc., OLS Asia Corporation, a British Virgin Island corporation and certain Investors
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DH Enchantment, Inc.

Date: April 2, 2024	By:	/s/ Sally Kin Yi Lo
Sally Kin Yi Lo Chief Executive Officer